UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017 (June 30, 2017)

DGSE COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

13022 Preston Rd

Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (972) 587-4049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 5, 2017, DGSE Companies, Inc. (the “Registrant”) issued a press release anticipating continued positive earnings in the second quarter of 2017. The press release is attached hereto as Exhibit 99.1.

On July 6, 2017, the Registrant issued a press release announcing the Letter of Intent for accretive acquisition of pawn businesses. The press release is attached hereto as Exhibit 99.2.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2017, Bill LeRoy resigned as a director of DGSE Companies, Inc. (“DGSE”). Mr. LeRoy’s resignation from the Board of Directors of DGSE did not result from any disagreement with DGSE.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2017, DGSE Companies, Inc. (“DGSE”) entered into a non-binding letter of intent to acquire the equity interests in National Pawn, Inc. and its 15 pawn-related affiliates (collectively, “National”). The letter of intent is non-binding and is subject to numerous conditions, including negotiation and execution of a definitive agreement and the approval of DGSE’s Board of Directors. No assurance can be made that DGSE will be able to negotiate a mutually satisfactory definitive agreement or that such other conditions will be met.

If a definitive agreement is reached, this acquisition would be expected to close in the 3rd quarter of 2017. If consummated, DGSE expects the acquisition to bring promising revenue and earnings accretion to shareholders going forward.

National has a 27-store footprint, including stores in Arizona, North Carolina, Oklahoma and Texas. National is based in Austin, Texas. It was founded in 1993 by its current CEO, Courtland (Corky) L. Logue, Jr. (“Logue”). Logue has a long history in founding and operating pawnshops, including EZPAWN and EZCORP (NASDAQ: EZPW).

Elemetal Recycling Acquisition Update.

As announced on April 19, 2017, DGSE has also entered into a non-binding Letter of Intent to acquire certain tangible personal-property assets of Elemetal Recycling, LLC. This transaction is progressing, with DGSE working to complete requisite due diligence, financing and a definitive agreement.

Profits and Retail-Operations Update.

DGSE expects to post a profit in the second quarter of 2017 and shows continued operational improvement, although there is still much to be done to build the business. DGSE anticipates getting smarter with each customer interaction, educating its sales staff on customers’ preferred products and service.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated July 5, 2017.

99.2	Press Release, dated July 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John R. Loftus
John R. Loftus
Chief Executive Officer

Date: July 7, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated July 5, 2017.

99.2	Press Release, dated July 6, 2017.